Exhibit 23.5

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 to be filed on or around July 31, 2013 of Banc of California, Inc. (formerly known as First PacTrust Bancorp, Inc.) of our report dated March 12, 2013 relating to our audit of the 2012 financial statements of The Private Bank of California, appearing in the Current Report of Banc of California, Inc. filed on April 11, 2013.

/s/ McGladrey LLP

Los Angeles, California
July 31, 2013